UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2016
Date of Report (date of earliest event reported)

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SALESFORCE.COM, INC.
(Exact name of Registrant as specified in charter)

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Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco CA 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A
(Former name or former address, if changed since last report)

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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2016, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers for fiscal year 2016 performance pursuant to the Company’s bonus plan. The bonus amounts were based primarily on the achievement of specific corporate performance goals as well as individual performance during the Company’s fiscal year 2016, from February 1, 2015 to January 31, 2016, net of mid-year bonus payouts made on September 30, 2015. The following table sets forth the bonus amounts paid on April 15, 2016 to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors:

Named Executive Officer	Position	Bonus Amount
Mark Benioff (1)	Chairman of the Board and Chief Executive Officer	$2,325,000
Mark Hawkins (2)	Chief Financial Officer	525,000
Keith Block (3)	Vice Chairman, President, and Chief Operating Officer	807,750
Alexandre Dayon (4)	President and Chief Product Officer	525,000
Parker Harris (5)	Co-Founder	525,000
Burke Norton (6)	Chief Legal Officer and Chief of Corporate and Government Affairs	525,000

(1) Mr. Benioff’s mid-year bonus payout on September 30, 2015 was $775,000.
(2) Mr. Hawkins’ mid-year bonus payout on September 30, 2015 was $175,000.
(3) Mr. Block’s mid-year bonus payout on September 30, 2015 was $269,250.
(4) Mr. Dayon’s mid-year bonus payout on September 30, 2015 was $175,000.
(5) Mr. Harris’ mid-year bonus payout on September 30, 2015 was $175,000.
(6) Mr. Norton’s mid-year bonus payout on September 30, 2015 was $175,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2016	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton Executive Vice President, Chief Legal Officer and Chief of Corporate and Government Affairs